As filed with the Securities and Exchange Commission on March 18, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Omnicom Group Inc.	New York	13-1514814
Omnicom Capital Inc.	Connecticut	06-1582649
Omnicom Finance Inc.	Delaware	13-6434626
(Exact name of registrants as specified in their charters)	(States or other jurisdictions of incorporation or organization)	(I.R.S. Employer Identification Numbers)

437 Madison Avenue
New York, New York 10022
(212) 415-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. O’Brien, Esq.
Senior Vice President, General Counsel and Secretary
Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022
(212) 415-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert A. Profusek, Esq.
Jones Day
222 East 41st Street
New York, New York 10017
(212) 326-3939
Fax: (212) 755-7306

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  |__|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  |__|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  |__|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  |X|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  |__|

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer |X|	Accelerated filer |__|
Non-accelerated filer |__| (Do not check if a smaller reporting company)	Smaller reporting company |__|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price(1)			Amount of Registration Fee

Common Stock of Omnicom Group Inc., par value $.15 per share

Preferred Stock of Omnicom Group Inc., par value $1.00 per share

Debt Securities of Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Inc.

Guarantee by Omnicom Group Inc. of Debt Securities of Omnicom Capital Inc. and Omnicom Finance Inc.	(2)	(2)	(2)	(2)

Subscription Rights of Omnicom Group Inc.(3)

Warrants of Omnicom Group Inc.

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)	The guarantee registered hereby relates to Omnicom Capital Inc.’s and Omnicom Finance Inc.’s obligations as co-obligors of the Debt Securities of Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Inc. being registered hereby. No separate consideration will be received for the guarantee. Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantee.

(3)	Rights evidencing the right to purchase common stock, preferred stock or warrants.

PROSPECTUS

OMNICOM GROUP INC.	OMNICOM GROUP INC.
OMNICOM CAPITAL INC.
OMNICOM FINANCE INC.

DEBT SECURITIES	COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES
SUBSCRIPTION RIGHTS
WARRANTS

     Pursuant to this prospectus, Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Inc., as co-obligors, may offer from time to time senior or subordinated debt securities (together with guarantees by Omnicom Group Inc. of Omnicom Capital Inc.’s and Omnicom Finance Inc.’s obligations in respect of any such debt securities) and Omnicom Group Inc. may offer from time to time:

  shares of its common stock, par value $.15 per share;

  shares of its preferred stock, par value $1.00 per share;

  subscription rights to purchase its common stock, preferred stock or warrants; and

  warrants to purchase shares of Omnicom Group Inc. common stock or preferred stock.

     Specific terms of these securities will be provided in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

     Omnicom Group Inc.’s common stock is listed on the New York Stock Exchange and trades under the symbol “OMC.”

     Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in Omnicom Group Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is March 18, 2009

     You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”) and any information about the terms of securities offered conveyed to you by us, our underwriters or our agents. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

THE COMPANY

     When used in this prospectus, the term “Omnicom Group” refers to Omnicom Group Inc. together with its consolidated subsidiaries, the term “Omnicom Group Inc.” refers only to Omnicom Group Inc. and not its subsidiaries, the term “Omnicom Capital” refers only to Omnicom Capital Inc., the term “Omnicom Finance” refers only to Omnicom Finance Inc., and the terms, “Issuers,” “we,” “us” and “our” refer collectively to Omnicom Group Inc., Omnicom Capital and Omnicom Finance, in each case, unless otherwise specified.

Omnicom Group Inc.

     Omnicom Group is a leading global marketing and corporate communications company. Omnicom Group’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries.

     Omnicom Group’s agencies, which operate in all major markets around the world, provide a comprehensive range of services in four fundamental disciplines: traditional media advertising; customer relationship management, or CRM; public relations; and specialty communications. The services included in these categories are:

advertising	investor relations
brand consultancy	marketing research
corporate social responsibility consulting	media planning and buying
crisis communications	mobile marketing services
custom publishing	multi-cultural marketing
database management	non-profit marketing
digital and interactive marketing	organizational communications
direct marketing	package design
directory advertising	product placement
entertainment marketing	promotional marketing
environmental design	public affairs
experiential marketing	public relations
field marketing	recruitment communications
financial / corporate business-to-business advertising	reputation consulting
graphic arts	retail marketing
healthcare communications	search engine marketing
instore design	sports and event marketing

     Omnicom Group Inc. is incorporated in New York and is a holding company. Its principal corporate offices are located at 437 Madison Avenue, New York, NY 10022 and One East Weaver Street, Greenwich, CT 06831, and its telephone numbers are (212) 415-3600 and (203) 618-1500, respectively.

Omnicom Capital Inc. and Omnicom Finance Inc.

     Omnicom Capital and Omnicom Finance are wholly owned direct subsidiaries of Omnicom Group Inc. Neither Omnicom Capital nor Omnicom Finance has any independent operations or subsidiaries. The sole function of both Omnicom Capital and Omnicom Finance is to provide funding for the operations of Omnicom Group Inc. and its operating subsidiaries by incurring debt and lending the proceeds to the operating subsidiaries. Their respective assets consist of the intercompany loans they make or have made to Omnicom Group Inc.’s operating subsidiaries and the related interest receivables.

     Omnicom Capital is incorporated in Connecticut. Its principal office is located at One East Weaver Street, Greenwich, CT 06831 and its telephone number is (203) 625-3000. Omnicom Finance is incorporated in Delaware. Its principal office is located at 437 Madison Avenue, New York, New York 10022 and its telephone number is (212) 415-3600.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

     This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

     Pursuant to this registration statement Omnicom Group Inc. may offer, issue and sell securities as set forth on the cover page of this prospectus. Because Omnicom Group Inc. is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” Omnicom Group Inc. may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, Omnicom Group Inc. is able to add its subsidiaries and securities to be issued by them if Omnicom Group Inc. guarantees such securities. Omnicom Group Inc. will guarantee any debt securities that Omnicom Capital and Omnicom Finance issued under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

     This prospectus is a part of a registration statement filed by Omnicom Group Inc., Omnicom Capital, and Omnicom Finance under the Securities Act. The registration statement also includes additional information not contained in this prospectus.

     Omnicom Group Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Omnicom Group Inc. files at the SEC’s public reference rooms at 100 F Street N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

     The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

  Annual report of Omnicom Group Inc. on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009;

  Definitive proxy statement of Omnicom Group Inc. on Schedule 14A filed with the SEC on April 4, 2008;

  Current reports of Omnicom Group Inc. on Form 8-K filed with the SEC on January 23, 2009 and February 10, 2009 (except for the information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and the furnished exhibit relating to that information); and

  Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act describing Omnicom Group Inc.’s common stock, including any amendments or reports filed for the purpose of updating such description.

     All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

     This information is also available on the investor relations page of Omnicom Group Inc.’s web site at http://www.omnicomgroup.com. Information included or available through Omnicom Group Inc.’s website does not constitute a part of this prospectus or any prospectus supplement. You may also request a copy of these filings, at no cost, by writing or telephoning Omnicom Group Inc. at the following address:

Omnicom Group Inc.
437 Madison Avenue
New York, NY 10022
Attn: Corporate Secretary
(212) 415-3600

     You should rely only on the information provided in this prospectus and any prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Certain of the statements in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties, including those resulting from specific factors identified under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, include, but are not limited to, our future financial condition and results of operations, the continuing global economic recession and credit crisis, losses on media purchases on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, the hiring and retention of personnel, our ability to attract new clients and retain existing clients, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates, legal proceedings, settlements, investigations and claims, and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward-looking statement, except as required by law.

USE OF PROCEEDS

     Unless otherwise specified in an applicable prospectus supplement, Omnicom Group will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which could include working capital, capital expenditures, acquisitions, refinancing of other debt or other capital transactions. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Omnicom Group Inc. and its subsidiaries at the time of issuance and the availability of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges of Omnicom Group Inc. for each of the five most recent fiscal years.

Year Ended
December 31,	December 31,	December 31,	December 31,	December 31,
2008	2007	2006	2005	2004

6.70x	6.93x	6.02x	6.50x	6.62x

     The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes plus dividends from affiliates and fixed charges. Fixed charges consist of interest expense and that portion of net rental expense deemed representative of interest.

     Since we had no preferred stock outstanding during any of the periods presented, the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends are the same.

DESCRIPTION OF OMNICOM GROUP INC. COMMON STOCK

General

     The following briefly summarizes the material terms of Omnicom Group Inc.’s common stock. You should read the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation for provisions that may be important to you.

     Omnicom Group Inc.’s restated certificate of incorporation authorizes it to issue up to 1,000,000,000 shares of common stock, par value $.15 per share. As of February 12, 2009, Omnicom Group Inc. had approximately 310,932,000 shares of its common stock outstanding.

     Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Omnicom Group Inc. shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of preferred stock.

     Omnicom Group Inc.’s shareholders elect the full board of directors annually and may not remove a director except by an affirmative two-thirds vote of all outstanding voting shares. A two-thirds vote of all outstanding voting shares is also required for Omnicom Group Inc.’s shareholders to amend Omnicom Group Inc.’s by-laws or certain provisions of its restated certificate of incorporation, and to change the number of directors comprising the full board. The board of directors also has power to amend the by-laws or change the number of directors comprising the full board.

     Upon voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are currently no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Wells Fargo Bank, N.A.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “OMC.”

DESCRIPTION OF OMNICOM GROUP INC. PREFERRED STOCK

     The following briefly summarizes the material terms of Omnicom Group Inc.’s preferred stock, other than pricing and related terms to be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by Omnicom Group Inc. which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The restated certificate of incorporation is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by a prospectus supplement relating to the series’ issue will be filed as an exhibit to one of Omnicom Group Inc.’s future current reports and incorporated by reference in the registration statement to which this prospectus relates. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

     As of the date of this prospectus, Omnicom Group Inc. is authorized to issue up to 7.5 million shares of preferred stock, par value $1.00 per share, none of which is outstanding.

     Under Omnicom Group Inc.’s restated certificate of incorporation, the board of directors of Omnicom Group Inc. is authorized to issue, without the approval of Omnicom Group Inc.’s shareholders, shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock having such powers, preferences, rights and limitations as the board of directors so designates.

     Prior to the issuance of any series of preferred stock, the board of directors of Omnicom Group Inc. will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed with the New York State Secretary of State as an amendment to the restated certificate of incorporation.

     The resolutions of the board of directors of Omnicom Group Inc. providing for a series of preferred stock may include the following provisions:

  the title and stated value of the preferred stock;

  the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

  the dividend rate, period and/or payment date or method of calculation thereof applicable to the preferred stock;

  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  the provisions for a sinking fund, if any, for the preferred stock;

  the provisions for redemption, if applicable, of the preferred stock;

  the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other types of securities, including the conversion price (or a manner of calculation thereof) and conversion period;

  voting rights, if any, of the preferred stock;

  whether interests in the preferred stock will be represented by depositary shares; and

  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

     The rights of holders of the preferred stock offered may be affected by the rights of holders of any shares of preferred stock that may be issued in the future. Those effects could be adverse. Shares of preferred stock issued by Omnicom Group Inc. may have the effect of rendering more difficult or discouraging an acquisition of Omnicom Group Inc. deemed undesirable by the board of directors of Omnicom Group Inc.

     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Omnicom Group Inc.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Omnicom Group Inc. out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Omnicom Group Inc. on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Conversion and Exchange

     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for other types of securities of Omnicom Group Inc.

Redemption

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Omnicom Group Inc. or the holder thereof and may be mandatorily redeemed.

     Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

     Unless Omnicom Group Inc. defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Omnicom Group Inc. on a ratable basis in proportion to the full liquidation preferences.

     Holders of preferred stock will not be entitled to any other amounts from Omnicom Group Inc. after they have received their full liquidation preference.

Voting Rights

     The holders of shares of preferred stock will have no voting rights, except:

  as otherwise stated in the prospectus supplement;

  as otherwise stated in the certificate of designation establishing such series; or

  as required by applicable law.

DESCRIPTION OF DEBT SECURITIES

General

     The description below of the general terms of the debt securities will be supplemented by the more specific terms of a particular series in a prospectus supplement.

     The debt securities offered by this prospectus will be joint and several unsecured obligations of Omnicom Group Inc., Omnicom Capital and/or Omnicom Finance and will be either senior or subordinated debt. We will issue the debt securities under an indenture between us and Deutsche Bank Trust Company Americas (the “Trustee”). The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The indenture does not limit the amount of debt securities or other unsecured debt which we may issue.

     Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

     In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture, a copy of which is filed as an exhibit to the registration statement.

     If material, federal income tax consequences and other special considerations applicable to any debt securities issued by the Issuers at a discount will be described in the applicable prospectus supplement.

     The debt securities will represent direct, unsecured, general obligations of the Issuers and:

  may rank equally with other unsubordinated debt or may be subordinated to other debt the Issuers has or may incur;

  may be issued in one or more series with the same or various maturities;

  may be issued at a price of 100% of their principal amount or at a premium or discount; and

  may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

     Omnicom Group Inc. is a holding company and Omnicom Capital and Omnicom Finance are finance subsidiaries. As finance subsidiaries, Omnicom Capital’s and Omnicom Financial’s respective assets consist of the intercompany loans they make or have made to Omnicom Group Inc.’s operating subsidiaries and the related interest receivables. As a result, the debt securities issued under the indenture will effectively be subordinated to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables, and to the Issuers’ respective obligations that are secured, to the extent of the security. Omnicom Capital’s and Omnicom Finance’s obligations in respect of any debt securities will be guaranteed by Omnicom Group Inc.

     The aggregate principal amount of debt securities that the Issuers may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

  the title of the debt securities;

  ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

  whether the debt securities will be senior or subordinated debt;

  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

  the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  any limit on the aggregate principal amount of the debt securities;

  the maturity date or dates;

  the interest rate;

  the manner in which the amounts of payment of principal of or interest, if any, on the securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

  the location where payments on the debt securities will be made;

  the terms and conditions on which the debt securities may be redeemed at the option of the Issuers;

  the terms and conditions on which the debt securities mat be repurchased by the Issuers at the option of the holders thereof;

  any obligation of the Issuers to redeem or purchase the debt securities pursuant to sinking fund provisions;

  any obligation of the Issuers to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  if other than denominations of $1,000, the denominations in which debt securities may be issued;

  whether the debt securities will be issuable as global securities;

  if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

  the provisions relating to any security provided for the debt securities;

  any events of default not described in “Events of Default” below;

  the terms and conditions on which the debt securities may be exchanged or converted into common stock or preferred stock of Omnicom Group Inc.;

  the form and terms of any guarantee of or security for the debt securities;

  any depositaries, interest rate calculation agents or other agents;

  any material provisions of the indenture described in this prospectus that do not apply to the debt securities; and

  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

     The terms on which a series of debt securities may be convertible into or exchangeable for common stock or preferred stock of Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuers. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

     The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

     Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

     Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Book-Entry Procedures and Settlement

     The debt securities will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture. The Issuers and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.

Optional Redemption

     Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuers’ option, at any time or from time to time, upon mailed notice to the registered address of each holder of debt securities at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such debt securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus a make whole spread, which will be specified in the applicable prospectus supplement, plus accrued and unpaid interest thereon to the redemption date.

     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

     “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer (as defined below) as having a maturity comparable to the remaining term of the debt securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities.

     “Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

     “Reference Treasury Dealer” means each of any three primary U.S. Government securities dealer selected by us, and their respective successors.

     “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

     “Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the debt securities that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the debt securities, the amount of the next succeeding scheduled interest payment on the debt securities will be reduced by the amount of interest accrued on the debt securities to such redemption date. On and after the redemption date, interest will cease to accrue on the debt securities or any portion of the debt securities called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the debt securities to be redeemed on that date. If less than all of the debt securities are to be redeemed, the debt securities to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate.

Consolidation, Merger or Sale

     The Issuers may not consolidate with or merge into, or convey, transfer or lease their respective properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except in the case of Omnicom Capital and Omnicom Finance with, into or to Omnicom Group Inc., each other or any other subsidiary of Omnicom Group Inc., unless:

  either (a) an Issuer is the continuing person or (b) the resulting, surviving or transferee person is an entity organized under the laws of the United States;

  the successor person expressly assumes the respective Issuer’s obligations with respect to the debt securities and the indenture;

  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  the respective Issuer or the successor person has delivered to the trustee the certificates and opinions required under the indenture.

Modification of the Indenture

     Under the indenture, the Issuers and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

  to cure any ambiguity, defect or inconsistency;

  to comply with the indenture’s provisions regarding successor corporations;

  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  to provide for global securities in addition to or in place of certificated debt securities;

  to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

  in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

  to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

  to establish additional series of debt securities as permitted by the indenture.

     The Issuers and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the indenture or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

  reduce the percentage of securities whose holders need to consent to the modification;

  reduce the rate or change the time of payment of interest on the securities;

  reduce the principal amount of or the premium, if any, on the securities;

  change the fixed maturity of any of the securities;

  reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

  reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;

  in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

  waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;

  change the currency in which any of the securities are payable;

  impair the right to sue for the enforcement of any payment on or after the maturity of the securities; or

  waive a redemption payment with respect to the securities.

Events of Default

     The indenture provides that events of default regarding any series of debt securities will be:

  failure to pay required interest on any debt security of such series for 30 days;

  failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;

  failure to make any required deposit of any sinking fund payment when due;

  failure to perform for 60 days after notice any other covenant in the applicable indenture (other than a covenant included in the applicable indenture solely for the benefit of a series of debt securities other than such series);

  (A) the Issuers’ failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in the applicable indenture means obligations (other than nonrecourse obligations) of the Issuers for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuers by the trustee or to the Issuers and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable debt security, then the event of default by reason thereof shall be deemed not to have occurred;

  certain events of bankruptcy or insolvency, whether voluntary or not; or

  any other event of default described in the prospectus supplement of such series of debt securities.

     If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuers are required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuers of their respective obligations under the applicable indenture during the preceding year.

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the applicable indenture. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee reasonable security or indemnity.

     If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

     Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

Defeasance

     The indenture provides that the Issuers may specify with respect to any series of debt securities that after the Issuers have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuers:

  will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or

  will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

     In each case, the Issuers must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit.

     In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective upon full defeasance of the subordinated debt securities.

     When there is a defeasance and discharge, (1) the indenture will no longer govern the debt securities of such series, (2) the Issuers will no longer be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuers will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Subordination

     Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Further Issues

     The Issuers may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

     The trustee may engage in transactions with, or perform services for, the Issuers and affiliates of the Issuers in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the indenture unless an event of default under the indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

     The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York.

DESCRIPTION OF OMNICOM GROUP INC. SUBSCRIPTION RIGHTS

     The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of any such subscription rights.

General

     Omnicom Group Inc. may issue subscription rights to purchase common stock, preferred stock, or warrants to purchase preferred stock or common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

     The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  the title of such subscription rights;

  the securities for which such subscription rights are exercisable;

  the exercise price for such subscription rights;

  the number of such subscription rights issued to each stockholder;

  the extent to which such subscription rights are transferable;

  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

  the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

     Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

     Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OMNICOM GROUP INC. WARRANTS

     The following briefly summarizes the material terms and provisions of the warrants to purchase common stock or preferred stock that Omnicom Group may offer pursuant to this prospectus, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of the warrants that are offered by Omnicom Group Inc., which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. A copy of each form of warrant agreement, including the form of certificate that will represent a particular warrant, will be filed as an exhibit to one of Omnicom Group Inc.’s future SEC reports and incorporated by reference in the registration statement to which this prospectus relates. You should read the more detailed provisions of the specific warrant agreement and the warrant certificate for provisions that may be important to you.

     Warrants may be issued independently or together with common stock, preferred stock or debt securities, as applicable, and will be separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Omnicom Group Inc. and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one series of warrants. The warrant agent will act solely as the agent of Omnicom Group Inc. under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such warrants.

     The applicable prospectus supplement will describe the terms of common stock warrants or preferred stock warrants offered, the stock warrant agreement relating to the common stock warrants or preferred stock warrants, and the common stock warrant certificates or the preferred stock warrant certificates representing the common stock warrants or preferred stock warrants, as applicable, including the following:

  the title of the warrants;

  the securities for which the warrants are exercisable;

  the price or prices at which the warrants will be issued;

  the number of warrants issued with each share of common stock or preferred stock;

  any provisions for adjustment of the number or amount of shares of common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

  if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

  the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

  the maximum or minimum number of warrants which may be exercised at any time;

  if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants; and

  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise Of Warrants

     Each warrant entitles the holder to purchase for cash the principal amount of debt securities or shares of common stock or preferred stock at the exercise price set forth in the prospectus supplement relating to the offered warrants.

     The prospectus supplement for the offered warrants will describe the procedures for exercising the warrants and will set forth the expiration date of the warrants. Upon exercise of the warrants, Omnicom Group Inc. will forward the shares of common stock or preferred stock purchased. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement for the offered warrants. After the close of business on the expiration date, unexercised warrants will become void.

PLAN OF DISTRIBUTION

     We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

VALIDITY OF SECURITIES

     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Jones Day, New York, New York and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain legal matters in connection with the securities and any offering of those securities will be passed upon for us by our general counsel, Michael O’Brien, Esq. Mr. O’Brien is an officer of Omnicom Group Inc. and has received, and may in the future receive, awards of restricted stock and other benefits determined by reference to Omnicom Group Inc. securities. Mr. O’Brien beneficially owns or has rights to acquire a total of less than 1% of Omnicom Group Inc.’s outstanding common stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The consolidated financial statements and financial statement schedule of Omnicom Group Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, are incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated February 27, 2009 refer to the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R)” on December 31, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby:

Amount to be
Paid

Registration Fee	$ *
Printing and Engraving Fees	+
Legal Fees And Expenses	+
Trustee Fees and Expenses	+
Accounting Fees and Expenses	+
Miscellaneous Expenses	+

TOTAL	+

*	Deferred in reliance upon Rules 456(b) and 457(r).
+	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

     Omnicom Group Inc.

     Omnicom Group Inc.’s restated certificate of incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions determined by a judgement or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. Omnicom Group Inc.’s by-laws provide that an officer or director will be indemnified against any costs or liabilities, including attorney’s fees and amounts paid in settlement with Omnicom Group Inc.’s consent in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law, or NYBCL.

     Omnicom Group Inc. has entered into indemnification agreements with each of its executive officers, directors and certain other employees. Under the indemnification agreements, Omnicom Group Inc. agrees to indemnify the indemnitee to the fullest extent permitted by applicable law if the indemnitee is made, or is threatened to be made, a party to any proceeding (including a proceeding by or in the right of Omnicom Group Inc. to procure a judgment in its favor) against all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties and amounts paid in settlement) actually and necessarily incurred by indemnitee in connection with the proceeding. In addition, to the extent that the indemnitee is, by reason of his corporate status, a witness in any proceeding to which the indemnitee is not a party, Omnicom Group Inc. agrees to indemnify and hold harmless the indemnitee against all expenses actually and necessarily incurred by him or on his behalf in connection therewith. Omnicom Group Inc. also agrees, to the extent the Company maintains liability insurance applicable to agents of Omnicom Group Inc. or of any other enterprise which such agent serves at the request of Omnicom Group Inc., the indemnitee will be covered by such policies in accordance with its or their terms to the maximum extent of the coverage available for any such agent under such policy or policies.

     Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

     Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Omnicom Group Inc. has purchased liability insurance for its officers and directors as permitted by Section 726 of the NYBCL.

     Omnicom Capital Inc.

     Sections 33-770 through 33-776 of the Business Corporation Act of the State of Connecticut provide that a corporation may indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him or her, including attorneys’ fees, for actions brought or threatened to be brought against him or her in his or her capacity as a director or officer, other than actions brought by or in the right of the corporation, when it is determined by certain disinterested parties that he or she acted in good faith in a manner he or she reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his or her official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his or her conduct was unlawful. A director or officer must be indemnified when he or she is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he or she is fairly and reasonably entitled to be indemnified. In connection with shareholder derivative suits, a director or officer may not be indemnified unless he or she is finally adjudged (a) to have met the relevant standard of conduct described above and (b) not to have received a financial benefit to which he or she was not entitled, whether or not he or she was acting in his or her official capacity. Omnicom Capital maintains and pays premiums for its directors’ and officers’ liability insurance policies.

     Omnicom Finance Inc.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting (and, in some situations, requiring) Delaware corporations such as Omnicom Finance to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with, among other things, their service to the corporation in those capacities. Omnicom Finance’s certificate of incorporation contains provisions requiring Omnicom Finance to indemnify and hold harmless its directors, officers and employees to the fullest extent permitted or required by law. Among other things, these provisions provide that Omnicom Finance is required to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the indemnitee is or was acting in an official capacity as Omnicom Finance’s director, officer, employee or agent, or is or was serving at Omnicom Finance’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against all expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement reasonably incurred or suffered by the indemnitee in connection with such proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be amended (but, in the case of any amendment, only to the extent that the amendment permits Omnicom Finance to provide broader indemnification rights than law permitted Omnicom Finance to provide prior to the amendment). These provisions also provide for the advance payment of fees and expenses incurred by the indemnitee in defense of any such proceeding, subject to reimbursement by the indemnitee if it is ultimately determined that the indemnitee is not entitled to be indemnified by Omnicom Finance. Omnicom Finance maintains and pays premiums for directors’ and officers’ liability insurance policies.

Item 16. Exhibits.

     The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 18, 2009.

OMNICOM GROUP INC.

By:	/s/ Randall J. Weisenburger

	Name:	Randall J. Weisenburger
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint John D. Wren and Michael J. O’Brien, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said securities and to any documents filed as part of or in connection with this Registration Statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bruce Crawford	Chairman and Director	March 18, 2009

Bruce Crawford

/s/ John D. Wren	President, Chief Executive Officer and	March 18, 2009
Director (Principal Chief Executive
John D. Wren	Officer)

/s/ Randall J. Weisenburger	Executive Vice President and Chief	March 18, 2009
Financial Officer (Principal Financial
Randall J. Weisenburger	Officer)

/s/ Philip J. Angelastro	Senior Vice President Finance and	March 18, 2009
Controller (Principal Accounting Officer)
Philip J. Angelastro

/s/ Alan R. Batkin	Director	March 18, 2009

Alan R. Batkin

/s/ Robert Charles Clark	Director	March 18, 2009

Robert Charles Clark

/s/ Leonard S. Coleman Jr.	Director	March 18, 2009

Leonard S. Coleman Jr.

/s/ Errol M. Cook	Director	March 18, 2009

Errol M. Cook

/s/ Susan S. Denison	Director	March 18, 2009

Susan S. Denison

/s/ Michael A. Henning	Director	March 18, 2009

Michael A. Henning

/s/ John R. Murphy	Director	March 18, 2009

John R. Murphy

/s/ John R. Purcell	Director	March 18, 2009

John R. Purcell

/s/ Linda Johnson Rice	Director	March 18, 2009

Linda Johnson Rice

/s/ Gary L. Roubos	Director	March 18, 2009

Gary L. Roubos

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Omnicom Capital Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 18, 2009.

OMNICOM CAPITAL INC.

By:	/s/ Dennis E. Hewitt

	Name:	Dennis E. Hewitt
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint Randall J. Weisenburger and Michael J. O’Brien, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said securities and to any documents filed as part of or in connection with this Registration Statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dennis E. Hewitt	President, Chief Executive Officer and	March 18, 2009
Director (Principal Executive Officer)

Dennis E. Hewitt

/s/ Eric Huttner	Executive Vice President and Director	March 18, 2009
(Principal Financial Officer)
Eric Huttner

/s/ Maeve C. Robinson	Treasurer and Director	March 18, 2009
(Principal Accounting Officer)
Maeve C. Robinson

/s/ Randall J. Weisenburger	Director	March 18, 2009

Randall J. Weisenburger

/s/ Michael J. O’Brien	Director	March 18, 2009

Michael J. O’Brien

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Omnicom Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 18, 2009.

OMNICOM FINANCE INC.

By:	/s/ Randall J. Weisenburger

	Name:	Randall J. Weisenburger
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint Randall J. Weisenburger and Michael J. O’Brien, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this Registration Statement in respect of said securities and to any documents filed as part of or in connection with this Registration Statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Randall J. Weisenburger	Chief Executive Officer,	March 18, 2009
Chief Financial Officer and Director
Randall J. Weisenburger	(Principal Executive Officer)

/s/ Dennis E. Hewitt	Treasurer	March 18, 2009

Dennis E. Hewitt

/s/ Philip J. Angelastro	Controller and Director	March 18, 2009
(Principal Accounting Officer)
Philip J. Angelastro

/s/ Maeve C. Robinson	Director	March 18, 2009

Maeve C. Robinson

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Equity Securities*

1.2	Form of Underwriting Agreement for Debt Securities*

1.3	Form of Underwriting Agreement for Warrants*

4.1	Restated Certificate of Incorporation of Omnicom Group Inc., as amended effective May 20, 2003 (incorporated herein by reference to Exhibit 3.1 to Omnicom Group Inc.’s Quarterly Report on Form 10-Q filed on August 8, 2003)

4.2	By-laws of Omnicom Group Inc., as amended May 20, 2003 (incorporated herein by reference to Exhibit 3.2 to Omnicom Group Inc.’s Quarterly Report on Form 10-Q filed on August 8, 2003)

4.3	Form of Indenture

4.4	Form of Debt Security (included in Exhibit 4.3)

4.5	Form of Warrant Agreement*

4.6	Form of Warrant*

4.7	Form of Guarantee*

4.8	Form of Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.11 to Omnicom Group Inc.’s Current Report on Form 8-K filed on March 6, 1998)

4.9	Form of Specimen Certificate of Preferred Stock*

5.1	Form of Opinion of Jones Day

5.2	Form of Opinion of Gilbride, Tusa, Last & Spellane LLC

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to Omnicom Group Inc.’s Annual Report on Form 10-K filed on February, 27 2009)

23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP

23.2	Form of Consent of Jones Day (included in Exhibit 5.1)

23.3	Form of Consent of Gilbride, Tusa, Last & Spellane LLC (included in Exhibit 5.2)

24.1	Power of Attorney (included on the Signature Page)

25.1	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas to act as trustee under the indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.